Exhibit 10.2
                                License Agreement

This Agreement made and entered into this 28 day of December, 1998 by and between GINSITE MATERIALS, INC., a Florida corporation (hereinafter "Licensor") and CONCESSION MANAGEMENT OF PALM BEACH, INC., a Florida corporation (hereinafter "Licensee")

                               W I T N E S S E T H

Whereas, the Licensor has developed and perfected a substance used to create an external covering or coating which may be applied to the exterior surface of various and sundry materials to form a hard, protective, impervious coating commonly referred to as "Ginsite"; and

Whereas, the Licensee is involved in the manufacture, distribution, sale and maintenance of mechanical equipment developed for and used in the lifting of boats and watercraft of all sizes and nature; and in the lifting of supplies, materials, dingnies, lifeboats, etc. from the water onto larger boats and/or vessels; and

Whereas, the Licensor wishes to offer the Ginsite product to that portion of the marine industry in which the Licensee is involved; and

Whereas, The Licensee wishes to obtain and exclusive right to represent and market the Ginsite products on behalf of the Licensor to that particular segment of the marine industry.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference as though set forth in full.

2. The Licensor is the owner of all right, title and interest in and to the substance known as Ginsite and owns all patent rights as well as trade names and copyrights pertaining to said materials. The Licensor has the full right to sell or assign marketing rights to the Ginsite product to any entity or to license such marketing right to any entity without violation of any agreement of any kind whatsoever.
3. The Licensee is involved in the manufacturing, marketing, distribution and maintenance of benefits and other lifting devices used in and around boats and the marine industry. Licensee is capable of introducing the Ginsite material to its portion of the marine industry and is otherwise capable and willing to assist the Licensor in marketing the Ginsite product to this particular segment of the marine industry. The Licensor does hereby grant unto the Licensee the sole and exclusive right to represent the Licensor in marketing, distributing and supplying the Ginsite material to any and all entities or persons involved in the sale, manufacture, distribution or maintenance of boatlifts, lifting devices used on board boats for lifting


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     boats and other  materials  onto the boats,  docks,  dock  products and all other items used in and around boats for docking purposes including but not limited to boatlifts, cleats, electrical bosses, pilings, decking (outside of Florida), storage, fish cleaning benches, etc.

4. Licensee does hereby accept the license as above described and does hereby agree to diligently pursue marketing and selling the Ginsite material to manufacturers, contractors, boatlift owners and others for use in and on their products that fall within the description of the products set forth above.

5. Licensor warrants onto the Licensee that it has the capacity to manufacture and produce Ginsite in sufficient quantity to satisfy the marketing demand created by the Licensee and to otherwise support the Licensee in all sales efforts so as to not prohibit the Licensee from being able to attain the maximum possible rate of sales. The price of the Ginsite material to be charged by the Licensor to the Licensee will be the same price commonly charged by the Licensor from time to time for other contractors, wholesalers, distributors, licensees, and others.

6. The scope of this license is restricted to the products and products lines as above described but is not restricted to any geographic area (with the exception of decking which is outside Florida only). This will permit the Licensee to market the Ginsite products to any and all entities and/or persons involved in the manufacture, distribution and sales of the above described product throughout the world.

7. Licensee covenants and agrees that as a condition t the continuation of this License, the Licensee shall:
     A) Promote the product within the boatlift industry by marketing, advertising, participation in trade shows, boat shows and other methods deemed advisable from time to time.

     B) Purchase a minimum of one thousand (1,000) gallons per year beginning in 2000 with a one thousand (1,000) gallon per year increase through 2002 (for a total of 3,000 gallons per annum).

     C)   Actively   solicit  and  sell   geographic   sub-Distributorships   or
          sub-licensee agreements in various areas and remit to Licensor thirty (30%) percent of all sums received for such Distributorships.

8. In the event of default of any covenant or term herein, the non-defaulting party will give the defaulting party thirty (30) days written notice of such default during which time the defaulting party will either cure the default or begin whatever stops are necessary to cure the default and will diligently pursue the cure until completion. In the event of failure to cure as set forth, the non-defaulting party may terminate this Agreement or take whatever other action it deems proper to enforce the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date first above written.


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GINSITE MATERIALS, INC.

By:/s/ Murray S.  Ginsberg
--------------------------
Murray S.  Ginsberg, President

CONCESSION MANAGEMENT
OF PALM BEACH, INC.

By: /s/ David E.  Graham
------------------------
David E.  Graham, Vice President